Exhibit 3.2
SECOND AMENDED AND RESTATED BYLAWS OF
rue21, inc.
(f/k/a, PENNSYLVANIA FASHIONS, INC.)
ARTICLE I
OFFICES
     Section 1.01. Registered Office. The registered office of rue21, inc. (f/k/a, Pennsylvania Fashions, Inc.) (hereinafter referred to as the “Corporation”) shall be at the place designated in the Articles of Incorporation, or at such location within the Commonwealth of Pennsylvania as the Board of Directors shall from time to time designate. This registered office may, but need not, be the same as its place of business.
     Section 1.02. Other Offices. The Corporation may also have offices at such other places, within or without the Commonwealth of Pennsylvania, as the Board of Directors may from time to time appoint or the activities of the Corporation may require.
ARTICLE II
SHAREHOLDERS’ MEETINGS
     Section 2.01. Place of Meetings of Shareholders. Meetings of shareholders shall be held at such places, within or without the Commonwealth of Pennsylvania, as may be fixed from time to time by the Board of Directors. If the Board of Directors fixes no such place, meetings of the shareholders shall be held at the registered office of the Corporation.
     Section 2.02. Annual Meeting. The annual meeting of the shareholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held in November of each year on such date and at such time as the Board of Directors may fix prior to the notice of the meeting.
     Section 2.03. Special Meetings. Special meetings of the shareholders may be called at any time for any purpose not prohibited by law or the Articles of Incorporation by the President, the Chairman of the Board, if any, the Board of Directors, or the holders of at least 20% of the shares outstanding and entitled to vote at the meeting, by submitting a written request therefor, stating the object of the meeting, to the Secretary. The Secretary shall fix the time and place of the meeting, which shall be not later than fifteen (15) days after the receipt of the request. If the Secretary shall neglect or fail so to set the time and place of the meeting within three (3) days of being requested to do so, the persons or entities calling the meeting may do so. Business transacted at all special meetings shall be confined to the objects stated in the request therefor, and matters directly related and germane thereto.

     Section 2.04.Quorum. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, the holders of a majority of the shares of the Corporation issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business. The shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.
     Section 2.05. Shareholders Entitled to Vote. Except as may be otherwise provided by law or in the Articles of Incorporation, every shareholder shall have the right at every shareholders’ meeting to cast one vote for every share having voting power standing in his name on the books of the Corporation.
     Section 2.06. Proxies. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. Every proxy shall be executed in writing by the shareholder or his duly authorized attorney in fact and with the Secretary of the Corporation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the Corporation. An unrevoked proxy, which is not coupled with an interest, shall not be voted on after eleven (11) months after its execution, unless the proxy expressly provides for a longer time of not more than three years.
     Section 2. 07. Voting List. The officer or agent having charge of the transfer books for shares of the Corporation shall prepare, at least five (5) days before each meeting of shareholders, an alphabetical list of the names and addresses of and shares held by the shareholders entitled to vote at the meeting. The list shall be kept on file at the registered office of the Corporation, and be produced and kept open for inspection by shareholders throughout the meeting for purposes of the meeting.
     Section 2 .08 . Judges of Elections . The Board of Directors may, before a meeting of shareholders, appoint one (1) or three (3) Judges (who need not be shareholders) for such meeting. If there are three judges of election, the decision, act, or certificate of a majority shall be the decision, act, or certificate of all. If Judges are appointed at the request of one or more shareholders or proxies, the shareholders present and entitled to vote shall determine whether there will be one or three Judges. The Judges of Election shall take such action as may be necessary or proper to fairly conduct the election or vote and shall report in writing on any matter they determine, executing a certificate of any fact they find, if requested by the Chairman of the meeting or any shareholder. No person who is a candidate for office of the Corporation shall act as a Judge.
     Section 2.09. Action by Shareholders Without a Meeting. Any action required or permitted to be taken at a meeting of the shareholders or of a class of shareholders may be taken without a meeting upon the written consent of the shareholders who would have been entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. The consents shall be filed with the Secretary of the Corporation. The action shall not become effective until after at least ten (10) days’ written notice of the action has been given to each shareholder entitled to vote thereon who has not consented thereto. This Section shall not be construed to restrict the right of the shareholders or any class of shareholders to act without a meeting by unanimous written consent.
ARTICLE III
BOARD OF DIRECTORS
     Section 3.01. General Powers. The business and affairs of the Corporation shall be managed by the Board of Directors, and all powers of the Corporation are hereby granted to and vested in the Board of Directors, except as otherwise expressly provided in these Bylaws, the Articles of Incorporation, or by law. Unless applicable law permits otherwise, this Section 3.01 may be modified only by a Bylaw amendment adopted by the shareholders.
     Section 3.02. Number, Qualification and Term of Office. The business and affairs of the Corporation shall be managed by a Board of Directors consisting of not more than four (4) directors who shall be persons of at least eighteen (18) years of age. Initially the number of directors shall be as stated in the Articles of Incorporation, if so stated, and thereafter it shall be such number as shall have been last specified by resolution (if any) of the Board of Directors or shareholders. Directors need not be residents of Pennsylvania or shareholders in the Corporation. At each annual meeting the directors shall be elected and each director shall hold office until his or her successor shall have been elected and qualified.
     Section 3.03. Vacancies. If the office of a director shall become vacant for any reason, including an increase in the number of directors, the remaining directors, by a majority vote, shall elect a successor, who shall hold office for the unexpired term for which the vacancy occurred or until his or her successor is duly qualified and seated. A majority of the remaining directors shall constitute a quorum for purposes of filling the vacancy on the Board of Directors.
     Section 3.04. Removal of Directors. The entire Board of Directors or any individual director may be removed from office by vote of the shareholders without assigning any cause.
     Section 3.05. Annual Meeting. There shall be an annual meeting of the Board of Directors following each annual meeting of the shareholders. At the annual meeting, the Board of Directors shall elect officers and transact such other business as may be properly brought before the meeting.
     Section 3.06. Regular Meetings. The Board may hold regular meetings at such times and places as it may determine.
     Section 3.07. Special Meetings. Special meetings of the Board of Directors may be called, at any time, by the President, or a majority of the members of the Board, by submitting a written request therefor, stating the object of the meeting, to the Secretary. The Secretary shall set the time and place of the meeting, which shall be held not later than fifteen (15) days after the receipt of the request. If the Secretary shall neglect or refuse to set the time and place of the meeting within three (3) days of being requested to do so, the President or the person or persons calling the meeting may do so. Business transacted at all special meetings shall be confined to the subjects stated in the request therefor and matters directly related and germane thereto.
     Section 3.08. Place of Meetings of Directors. Meetings of the Board of Directors shall be held at such places, within or without the Commonwealth of Pennsylvania, as may be fixed from time to time by the Board of Directors. If the Board of Directors fixes no such place, meetings of the Board of Directors shall be held at the registered office of the Corporation.
     Section 3.09. Quorum. A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business, and the acts of a majority of directors present and voting at a meeting at which a quorum is present shall be the acts of the Board of Directors, In the event that a quorum is not present at any meeting of the Board of Directors, the directors present may adjourn the meeting without any notice of the time and place of the adjourned meeting except for announcement at the meeting at which adjournment is taken.
     Section 3.10. Action by Directors Without a Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors, or of the members of any committee of the Board of Directors, may be taken without a meeting if, prior or subsequent to the action, a written consent or consents thereto by all of the directors in office (or members of the committee with respect to committee action) is filed with the Secretary.
     Section 3.11. Compensation of Directors. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.
ARTICLE IV
COMMITTEES
     Section 4.01. Establishment and Powers. The Board of Directors may establish one or more standing or special committees, including without limitation an executive committee. Except as otherwise provided in these Bylaws, the Articles of Incorporation, or applicable law, any committee may exercise such powers and functions as the Board of Directors may from time to time determine. Each committee of the Board of Directors shall serve at the pleasure of the Board of Directors.
     Section 4.02. Cornmittee Members. The Board of Directors shall appoint all committee members and committee chairpersons and may appoint alternates for any member or chairperson of any committee. Each committee shall consist of one or more directors of the Corporation.

ARTICLE V
OFFICERS
     Section 5.01. Officers. The executive officers of the Corporation shall be elected annually by the Board of Directors and shall be a President, a Secretary and a Treasurer. A Chairman of the Board, one or more Vice Presidents, and such other officers and assistant officers as the Board of Directors may authorize also may be elected or appointed from time to time. Any two or more offices may be held by the same person but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law or by these Bylaws to be executed, acknowledged or verified by two or more officers. In addition to the powers and duties prescribed by these Bylaws, the officers and assistant officers shall have such authority and shall perform such duties as from time to time shall be prescribed by the Board of Directors. The officers and assistant officers of the Corporation shall hold office until their successors are chosen and have qualified, unless they are sooner removed from office as provided by these Bylaws. If the office of any officer or assistant officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.
     Section 5.02. Salaries. The Salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.
     Section 5.03. Removal. Subject to applicable law, the Board of Directors may remove, at any time with or without cause, any officer elected or appointed by the Board.
     Section 5.04. President. The President shall be the chief executive officer of the Corporation. He shall have general charge and supervision of the business affairs and property of the Corporation and shall exercise or perform all the powers and duties usually incident to the office of President. The President shall preside at all meetings of the shareholders.
     Section 5.05. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and act as clerk thereof, and record all the votes and minutes thereof in books to be kept for that purpose; and shall perform like duties for the executive committee of the Board of Directors when required. He shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board or by the President. He shall keep in safe custody the corporate seal of the Corporation (if any) and may affix the same to any instrument requiring it.
     Section 5.06. Treasurer. The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned to him by the Board of Directors or the President. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the Corporation, to deposit funds of the Corporation in depositories selected in accordance with these Bylaws, to disburse such funds as ordered by the Board of Directors, to make proper accounts of such funds, and to render as required by the Board of

Directors statements of all such transactions and of the financial condition of the Corporation.
     Section 5.07. Chairman of the Board. Unless otherwise determined by the Board of Directors, the Chairman of the Board, if any, shall preside at all meetings of Directors. The Chairman of the Board shall have such other powers and perform such further duties as may be assigned to such officer by the Board of Directors.
     Section 5.08. Vice President. The Vice Presidents (if any) shall perform such duties as may be delegated to any of them by the Board of Directors or the President.
ARTICLE VI
SHARE CERTIFICATES
     Section 6.01. Certificates of Shares. The certificates of shares of the Corporation shall state that the Corporation is incorporated under the laws of this Commonwealth; the name of the person to whom issued; and the number, class, and designation of series (if any) of the shares represented. Each certificate shall be numbered and registered in a share register in the order issued. If an officer, who has signed a certificate, ceases to be an officer before the certificate is delivered, the certificate may be issued as if the signatory remained in office. In the event of a lost certificate, the Board of Directors shall cause the issuance of a new certificate as a replacement for a certificate claimed to have been lost, destroyed or wrongfully taken, upon submission of an affidavit of the person making the claim of the loss, destruction, or wrongful taking. The Board of Directors may, in its discretion, require as a condition to the issuance of a replacement certificate that the owner of the certificate advertise the loss in such manner as the Board may determine and/or give the Corporation a bond in such sum and with such sureties as the Board may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate claimed to have been lost, destroyed or wrongfully taken.
     Section 6.02. Registered Shareholders. The Corporation shall be entitled to treat the registered holder of any share or shares as the holder thereof in fact and law and shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by statute.
     Section 6.03. Transfer of Shares. Upon surrender to the Corporation or its transfer agent (if any) of a share certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction in its books. Transfers of shares may be restricted in any lawful manner by law, or by contract if a copy of the contract is filed with the Corporation, provided that notice of the restrictions shall be typed or printed conspicuously on the share certificate.
     Section 6.04. Record Date. The Board of Directors may fix, in advance, a record date, which shall not be more than ninety (90) days prior to any other action in order that the

Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any change, conversion or exchange of stock or to consent to corporate action in writing without a meeting, or for the purpose of any other lawful action.
ARTICLE VII
LIMITATION OF LIABILITY AND INDEMNIFICATION
     Section 7.01. Indemnification. The Corporation shall indemnify every director and officer, and may, at the discretion of the Board of Directors, indemnify any employee or agent, to the full extent permitted by applicable law. The Corporation shall pay and advance expenses to directors and officers for matters covered by indemnification to the full extent permitted by such law, and may, at the Board’s discretion, similarly pay and advance expenses for employees and agents. This Section 7.01 shall not exclude any other indemnification or other rights to which any party may be entitled in any manner. No indemnification pursuant to this Section shall be made, however, in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.
     Section 7.02. Limitation of Director Liability. Directors of this Corporation shall not be personally liable for monetary damages as such for any action other than as expressly provided in applicable law. It is the intention of this Section 7.02 to limit the liability of directors of this Corporation to the fullest extent permitted by applicable law. This limitation on liability shall not apply if a breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.
ARTICLE VIII
NOTICES
     Section 8.01. Manner of Giving Notice. Whenever written notice is required or permitted, by the provisions of the Articles of Incorporation or these Bylaws or otherwise, to be given to any person or entity, it may be given either personally or by sending a copy thereof by first class or express mail, postage prepaid, courier service, charges prepaid, by facsimile, or via e-mail to the address of the appropriate person or entity as it appears on the books of the Corporation. If notice is sent by facsimile, notice shall be deemed to have been given upon receipt. If the notice is sent by mail, it shall be deemed to have been given when deposited in the United States Mail. If notice is sent by e-mail, it shall be deemed to have been given to the person entitled thereto when sent.
     Section 8.02. Contents. Whenever any notice of a meeting is required to be given pursuant to these Bylaws, the Articles of Incorporation or otherwise, the notice shall specify the date, time and place of the meeting. Written notice of every meeting of the shareholders, stating the date, place, time and hour thereof, shall be given not later than five (5) days prior to the date of the meeting or ten (10) days prior to the day named for a meeting called to consider a fundamental change. Notice of a special meeting shall state the nature of the business to be transacted. Such notices may be given by, or at the direction of, the Secretary or other authorized person. If the Secretary or other authorized person neglects or refuses to give notice of a meeting within three days after the date, time and place of the meeting have been fixed, the President or the person or persons calling the meeting may do so. When a meeting of shareholders is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the board fixes a new record date for the adjourned meeting or this subpart requires notice of the business to be transacted and such notice has not previously been given.
     Written notice of regular and annual meetings of the Board of Directors, stating the time and place thereof shall be given to all directors at least five (5) days prior to the date of the meeting. Written notice of special meetings of the Board of Directors shall be given to each director at least 48 hours prior to the time of the meeting. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the Board need be specified in a notice of the meeting.
     Section 8.03. Waiver. Whenever a written notice is required, by these Bylaws or otherwise, a waiver of such notice in writing, signed by the person or persons or on behalf of the entity or entities entitled to receive the notice shall be deemed equivalent to the giving of such notice, whether the waiver is signed before or after the time required for such notice. Attendance at any meeting shall constitute waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of business because the meeting was not called or convened upon proper notice. Except as otherwise required by law, the waiver of notice need not state the business to be transacted at nor the purpose of the meeting.
ARTICLE IX
GENERAL PROVISIONS
     Section 9.01. Seal The corporate seal (if any) shall have inscribed thereon the name of the Corporation, the year of its incorporation, and the words “Corporate Seal, Pennsylvania”.
     Section 9.02. Dividends Subject to the limitations prescribed by law and the provisions of the Articles of Incorporation relating thereto, if any, the Board of Directors, at any regular or special meeting, may declare dividends upon the outstanding shares of the Corporation out of assets legally available for such dividends to such extent as the board may deem advisable. Dividends may be paid in cash, in property, or in shares of the Corporation.
     Section 9.03. Fiscal year. The fiscal year of the Corporation shall be as the Board of

Directors may determine. If the Board of Directors shall fail to do so, the President shall fix the fiscal year.
ARTICLE X
AMENDMENTS
     Section 10.01. Amendments. These Bylaws may be adopted, amended or repealed, in whole or in part, by the shareholders by the vote of a majority of the votes cast at a duly convened regular or special meeting of shareholders or by the Board of Directors (but not a committee thereof), subject to the power of the shareholders to change such action.